Exhibit 23.2



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Guaranty Financial Corporation
Charlottesville, Virginia

We hereby consent to the use in the Prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-1 of our report dated August 22, 1996, relating to the consolidated financial statements and schedules of Guaranty Financial Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                 /s/ BDO Seidman, LLP
                                                 ----------------------------
                                                 BDO Seidman, LLP

Richmond, Virginia
December 23, 1996